U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 1, 2004


                        ANDEAN DEVELOPMENT CORPORATION
                        ------------------------------
            (Exact name of registrant as specified in its charter)


     Florida                       33-90696                     65-0648697
-------------------                 --------                   ----------
 (State or other                  (Commission                   (IRS Employer
jurisdiction of                 File Number)               Identification No.)
 incorporation)


     1224 Washington Avenue, Miami Beach, Florida                  33154
          ----------------------------------------------           -----
        (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code (305) 531-1174
                                                           --------------


Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On April 1, 2004, the Registrant engaged Jewett, Schwarz & Associates, to act as the Registrant's independent certified public accountant. Jewett, Schwarz & Associates replaces Spear, Safer, Harmon & Co. The contract with Spear, Safer, Harmon & Co. lapsed and the Registrant declined to renew the engagement for reasons outlined below.

          Since the Registrant reappointed Spear, Safer, Harmon & Co. on or before June 30, 2000, there have been no disagreements with Spear, Safer, Harmon & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. The Auditors Reports on the financial statements for the Registrant since the fiscal year ended December 1995 (the original date of the engagement of Spear, Safer, Harmon & Co.) did not contain any adverse opinion or a disclaimer of opinion. The Registrant's management has changed since its last audit and it was determined that, while thee was no concern regarding the quality of the audits performed by Spear, Safer, Harmon & Co., a new independent certified public accountant would be in the best interests of the shareholders of the Registrant.

          The Registrant has authorized Spear, Safer, Harmon & Co. to respond fully to the inquiries of Jewett, Schwarz & Associates. Spear, Safer, Harmon & Co. has provided the Registrant with a letter addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         Exhibit 16.1 Letter regarding change in certifying accountant.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDEAN DEVELOPMENT CORPORATION

Date: April 1, 2004                                By:/s/ Lance Larson
                                             ----------------------------
                                                  Lance Larson, Director